UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 30, 2009
INN OF THE MOUNTAIN GODS RESORT AND CASINO
(Exact Name of Registrant as Specified in Charter)

Not Applicable (State or Other Jurisdiction of Incorporation)	333-113140 (Commission File Number)	75-3158926 (IRS Employer Identification No.)

287 Carrizo Canyon Road Mescalero, New Mexico (Address of Principal Executive Offices)	88340 (Zip Code)
Registrant’s telephone number, including area code: (575) 464-7000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
SIGNATURES

Item 7.01 Regulation FD Disclosure
As part of discussions by the Inn of the Mountain Gods Resort and Casino (the “Company”) with certain of its creditors relating to a restructuring of its indebtedness, on July 20, 2009, the Company provided on a confidential basis the financial information set forth below.
Fiscal Year 2010 Projections
As stated above, on July 20, 2009, the Company provided on a confidential basis to certain of its creditors the projections for the Company’s fiscal year ending April 30, 2010 (“FY 2010”) set forth below. The projections have not been updated since that date and the Company is not under any obligation to do so. Neither the Company nor any other person makes any representation with respect to the projections, including without limitation, as to whether the projections constitute the Company’s current expectations with respect to FY 2010. The projections are qualified in their entirety by the information set forth in our filings with the Securities and Exchange Commission.
The projections are forward-looking statements and were prepared by the Company based on a number of assumptions and estimates that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of such are beyond the Company’s control. The Company’s actual results for FY 2010 will differ from the projections and the differences may be material.
The projections were not prepared in a manner that complies with the published guidelines of the American Institute of Certified Public Accountants, any other regulatory or professional agency or body or generally accepted accounting principles. Neither the Company nor any other person assumes any responsibility for the accuracy of the projections or is providing any opinion or other assurance with respect thereto.
Inn of the Mountain Gods Resort and Casino — FY 2010 Projected

PROJECTED
TOTAL FY
2010
(in thousands)
Revenues

Total Gaming	86,546
Hotel	13,178
F&B	13,300
Recreation and Other	14,828

GROSS REVENUE	127,852

Operating Expenses	92,352

EBITDA	35,500

MARGIN	27.8%

Inn of the Mountain Gods Resort and Casino — FY 2010 Projections by Quarter

	August 2009 –	November 2009	February 2010 –
	October 2009	– January 2010	April 2010
	Q2 FY 2010	Q3 FY 2010	Q4 FY 2010	Total FY 2010
	(in thousands)
Revenues
Total Gaming	23,405	18,876	19,961	86,546
Hotel	3,587	2,861	2,411	13,178
F&B	3,800	2,800	2,800	13,300
Recreation and Other	4,098	4,681	3,155	14,828

GROSS REVENUE	34,890	29,218	28,326	127,853

Total Operating Expenses	25,320	22,172	20,335	92,352

Depreciation	3,150	3,150	3,150	12,600

NET INCOME	6,419	3,896	4,841	22,901

EBITDA	9,569	7,046	7,991	35,501
MARGIN	27.4%	24.1%	28.2%	27.8%

3

Inn of the Mountain Gods Resort and Casino
Projected Statement of Cash Flows FY 2010

	QTR 1	QTR 2	QTR 3	QTR 4	Total
			(in thousands)
Operating Income	7,745	6,419	3,896	4,840	22,900
Interest Expense (excluding Bond)	(605)	(605)	(605)	(605)	(2,420)
Management Fee	(180)	(180)	(201)	(180)	(741)

Cash flows from operating activities:
Net (loss) income	$6,960	$5,634	$3,090	$4,055	$19,739

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,150	3,150	3,150	3,150	12,600

Net cash provided by operating activities	10,110	8,784	6,240	7,205	32,339

Cash flows from investing activities:
Purchase of property, plant and equipment	(625)	(625)	(625)	(625)	(2,500)

Net cash used in investing activities	(625)	(625)	(625)	(625)	(2,500)

Cash flows from financing activities:
Borrowing	—	—	—	—	—
Repayment (BIA Loan & Key Lease Pmt)	(1,071)	(1,071)	(1,071)	(1,071)	(4,284)
Distributions to Mescalero Apache Tribe	(8,000)	—	—	—	(8,000)

Net cash used in financing activities	(9,071)	(1,071)	(1,071)	(1,071)	(12,284)

Net decrease in cash and cash equivalents	414	7,088	4,544	5,509	17,555
Cash and cash equivalents, beginning of period	7,557	7,971	15,059	19,603	7,557

Cash and cash equivalents, end of period	$7,971	$15,059	$19,603	$25,112	$25,112

Estimated Financial Information for August and September 2009
The Company has not finalized its financial results for any period following July 31, 2009. As a result, the financial information for August and September 2009 presented below is based on estimates which are preliminary in nature. The information presented below is unaudited and, for August and September 2009, subject to adjustment based upon, among other things, the finalization of the Company’s quarter-end closing and reporting processes. Such adjustments may be material. This information is not necessarily indicative of the Company’s operating results for a full year or any future period. The financial information for August and September 2009 presented below was prepared by the Company and is based on a number of assumptions and estimates that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of such are beyond the Company’s control. The Company’s actual results for the relevant periods following July 31, 2009 will differ from the financial information presented below and the differences may be material.
Inn of the Mountain Gods Resort and Casino – August and September 2009/2008

	August 2009	August 2008	September 2009	September 2008
		(in thousands)
Total Gaming Revenue	8,411	8,903	7,737	7,123
Hotel	1,300	1,473	1,051	1,102
F&B	1,281	1,501	1,158	1,206
Recreation and Other	1,213	1,466	1,396	2,465

GROSS REVENUE	12,206	13,342	11,341	11,896

Total Operating Expenses	7,657	9,832	7,797	9,480

EBITDA	4,549	3,510	3,544	2,416

MARGIN	37.3%	26.3%	31.2%	20.3%

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
Dated: November 1, 2009	By:	/s/ Liz Foster Anderson
Liz Foster Anderson
Chief Operating Officer (Principal Executive Officer)